UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2010

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415)-946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

IA Global, Inc. (the "Company"), announced that its Board of Directors approved a 1-for-50 share consolidation, or reverse stock split, that will become effective with the opening of trading on September 8, 2010. The primary objective in effecting a reverse stock split is to enable the Company to provide sufficient equity to continue its aggressive acquisition and roll up strategy. The Company's common shares will continue trading on the OTCQB Market and will begin trading on a split-adjusted basis at the opening of trading on Wednesday, September 8, 2010 under the symbol IAGID. At the Company's annual general meeting of shareholders held on December 18, 2009, shareholders approved a proposal authorizing the Board of Directors of the Company to effect a reverse split of the Company's common shares at a ratio within a range of 1-for-25 and 1-for-50, as determined by the Board of Directors in its sole discretion. As authorized, the Board of Directors has approved a reverse split at a ratio of 1-for-50.

Details of the Reverse Split

At the effective time of the reverse stock split, every 50 of IA Global's pre-split common shares, par value $0.01 per share, will automatically be consolidated into 1 post-split common share, par value $0.01 per share. As a result of the reverse split, the number of outstanding common shares will be approximately 7,293,125, excluding outstanding and unexercised share options and warrants and subject to adjustment for fractional shares. The reverse stock split will not affect any shareholder's ownership percentage of IA Global's common shares, except to the limited extent that the reverse split would result in any shareholder owning a fractional share.

In addition, the Company decreased the number of authorized shares of its common stock from 450,000,000 shares to 100,000,000 shares.

The Company's ticker symbol will be appended with a "D" to indicate the completion of the reverse split and that after a 20 trading-day period following effectiveness of the reverse split, the ticker symbol will revert to "IAGI." In addition, the common shares will also trade under a new CUSIP number effective September 8, 2010.

Additional information can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 12, 2009.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release issued by IA Global, Inc. on September 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: September 8, 2010

By:	/s/ Mark Scott Mark Scott Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by IA Global, Inc. on September 8, 2010.